                                                                       EXHIBIT G


              EXTENSION OF TERM OF MAJOR STOCKHOLDERS' VOTING TRUST


                  The Major Stockholders' Voting Trust, under a Trust Agreement (the "Agreement") dated as of June 2, 1990 as amended April 3, 1991 and May 30, 1991, holding shares of Capital Stock of Campbell Soup Company, by its terms will terminate on June 1, 2000, under Section 2 of the Agreement.

                  The undersigned, being all of the Representatives as defined in Section 7 of the Agreement, hereby agree to amend the Agreement under Section 17, so that the Trust will continue in existence and terminate on June 1, 2003.


Dated: March 2, 2000

                                               /s/   Dorrance H. Hamilton
                                               ---------------------------------
                                                Dorrance H. Hamilton
                                                   Representative of Hamilton
                                                   Group and Trustee

                                               /s/   Hope H. van Beuren
                                               ---------------------------------
                                                Hope H. van Beuren
                                                   Representative of van Beuren
                                                   Group

AGREED TO:


/s/   Charles H. Mott
-----------------------------
 Charles H. Mott
    Trustee


/s/   John A. van Beuren
-----------------------------
 John A. van Beuren
    Trustee


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